Exhibit 99.1

TTP399: A Liver-Selective and Therapeutically Viable Glucokinase Activator: Results from a 6-Month Phase 2 Study

Adrian Vella[1], Jennifer Freeman[2], Chris Dvergsten[2], Imogene Dunn[2], and Carmen Valcarce[2]

[1]Mayo Clinic, Rochester, MN, USA. [2]vTv Therapeutics LLC, High Point, NC, USA

Introduction

The therapeutic promise of glucokinase activators (GKAs) for type 2 diabetes has been limited by adverse events such as hypoglycemia and steatohepatitis, and lack of durability.
The clinical characteristics of patients with GK-activating mutations or GK regulatory protein (GKRP) loss of function mutations suggest that liver-selective GKAs that do not activate GK in β-cells or affect the GK-GKRP interaction would present a superior profile. Guided by this evidence, we discovered and have developed TTP399.

- **Liver selective:** TTP399 does not activate GK in the beta-cells, reducing risk of hypoglycemia
- MOA preserves the natural interaction of **GK-GKRP** in the liver, reducing risk of increase in lipids



•Increased glucose metabolism
• Risk of increased liver fat (if GK-GKRP affected)
•Counter-regulatory response or appetite
• Risk of side effects
Liver
Brain
Pancreas
Intestine
•Increased glucose-independent insulin secretion
•Risk of Hypoglycemia
• Increased Incretin secretion

Aim

The goals of this 6 month, randomized, double-blind, placebo- and active-controlled, parallel group trial in type 2 diabetics on stable doses of metformin were to prove:

1. Clinically relevant reduction in HbA1c
2. Sustained effect over six months of treatment
3. Negligible hypoglycemia and hyperlipidemia

AGATA Study Design

- 190 subjects randomized
- 7.0-9.5% baseline HbA1c
- Arms (1:1:1:1)
  - Placebo
  - TTP399 400mg once daily
  - TTP399 800mg once daily
  - Active comparator (sitagliptin / DPP-4 inhibitor)
- **Primary endpoint:** Change from baseline in HbA1c at 6 months agata

Disposition of Patients

	Total	Placebo	400mg QD TTP399	800mg QD TTP399	Sitagliptin
Subjects Randomized	**190**	**48**	**51**	**42**	**49**
Subjects Treated	189	48	50	42	49
Subjects completing dosing period	**124**	**36 (75%)**	**28 (56%)**	**28(67%)**	**32(65%)**
Subjects completing the study (dosing period+follow-up visit)	115	32	26	26	31
Subjects terminated prematurely	**74**	**16**	**24**	**16**	**18**
Lost to follow-up	22	4	9	4	5
Withdrawal by subject	9	1	4	0	4
Adverse event	8	1	0	4	3
Protocol Deviations	2	2	0	0	0
Rescued:					
According to Protocol criteria	24	5	6	8	5
Inadequate glucose control (Investigator decision)	3	1	2	0	0
Other	6	2	3	0	1

Demography – Baseline Characteristics

	Placebo (n=48)	400 mg QD TTP399 (n=50)	800 mg QD TTP399 (n=42)	Sitagliptin (n=49)
Age (years): Mean	56	53	57	55
Gender: males; females (% males)	27; 21 (56%)	23; 27 (46%)	22; 20 (52%)	29; 20 (59%)
Ethnicity: Not Hispanic or Latino (%)	27 (56%)	28 (56%)	27 (64%)	29 (59%)
Race: White (%)	39 (81%)	42 (84%)	32 (76%)	41 (85%)
Weight (kg): Mean	91.6	94.1	92.3	95.8
Height (cm): Mean	168	168	169	170
BMI (kg/m2): Mean	32	33	32	33
Baseline HbA1c: Mean (Median)	7.9 (7.6)	7.9 (7.8)	8.1 (7.9)	8.1 (8.0)
Metformin Dose: Mean (Median)	1693 (2000)	1652 (2000)	1625 (2000)	1647 (2000)

Safety Overview

	Placebo (n=48)	400 mg QD TTP399 (n=50)	800 mg QD TTP399 (n=42)	Sitagliptin (n=49)
Subjects with any treatment-emergent adverse event (TEAE)	29 (60%)	27 (54%)	21 (50%)	30 (61%)
Subjects with any serious AE	0	0	0	0
Subjects with any related TEAE	4	3	8	8
Subjects with TEAE leading to discontinuation from the study	1	0	4	3
Subjects with related TEAE leading to discontinuation *- Related TEAEs leading to discontinuation of study*	0 - - -	0 ----	3 *Diarrhea, abdominal cramps, headaches*	2 *Headaches, anxiety, dizziness*
Subjects meeting DILI criteria	0	0	0	0
ALT increased	0	0	0	0
AST increased	0	1 *(at follow-up)*	0	0
Bilirubin increased	0	0	0	0
Alkaline phosphatase increased	0	0	0	0
Hypertension and blood pressure increase	1	1	0	1
Subjects with ICH E14 criteria: QTc>480 msec	0	0	0	1
Subjects with ICH E14 criteria: QTc change > 60 msec	0	1 *(at month 1)*	0	0

RESULTS

Goal 1: Clinically relevant reduction in HbA1c ✓



TTP399 400mg QD
TTP399 800mg QD
Sita 100mg QD
Change from BL in A1c (%)
(LS means Placebo-subtracted)
-0.2
-0.9
-1
**

Goal 2: Sustained effect over 6 months ✓



Placebo
TTP399 400mg
TTP399 800mg
Sita 100mg
FAS (N=171)
Complete cases (N=110)
Change from BL in A1c (%)
(LS means)[1]
LS means
Month

Goal 3: Negligible hypoglycemia and hyperlipidemia ✓

Hypoglycemia ADA Workgroup Class	Placebo (n=48)	TTP399 400 mg QD (n=50)	TTP399 800 mg QD (n=42)	Sitagliptin (n=49)
Severe hypoglycemia	0	0	0	0
Documented symptomatic hypoglycemia	1	0	1	1
Asymptomatic hypoglycemia	0	0	0	0
Probable symptomatic hypoglycemia	1	0	1	1
Relative hypoglycemia	1	0	0	0



Placebo
TTP399 400mg
TTP399 800mg
Sita 100mg
Change from BL in TG (mg/dL)
(LS means)
Change from BL in HDL (mg/dL)
(LS means)
Month
*

- No Significant changes in plasma total Cholesterol, LDL or Non-HDL Cholesterol (not shown)

Other Study Outcomes

Change in Weight at month 6 All subjects (FAS)

Change in Weight at month 6 in subjects ≥100kg[2] (N=69)

Change in Fasting Plasma Glucagon at month 6 (FAS)



CFB in Weight (Kg)
(LS means Placebo-subtracted)
-0.1
-1.2
0.5
-0.16
-3.41
-0.57
*
CFB in Glucagon (pg/mL)
(LS means Placebo-subtracted)
3
-20
-5
**
Placebo
TTP399 400mg
TTP399 800mg
Sita 100mg

[1]Full Analysis Set (FAS): All randomized subjects who took at least one dose of study drug and had at least one efficacy endpoints evaluation post-baseline (N=171). ANCOVA adjusted for baseline HbA1c. Multiple imputation used for missing data. In this study, no alpha was allocated to comparisons with sitagliptin. LS-means (±SEM). ***p<0.001, **p<0.01, *p<0.05, compared to placebo. [2] Protocol Pre-specified . CFB= Change From Baseline.

Conclusions

- For the first time, a hepato-selective GKA has resulted in significant and sustained A1c lowering in T2DM after 6-months of treatment
- Additional benefits may include low risk of hypoglycemia, weight loss, increase in HDL, decrease in glucagon and paucity of adverse effects
- These findings also demonstrate the importance of tissue selectivity and the preservation of physiological regulation when targeting key metabolic regulators such as GK.
- This novel MOA is expected to be complementary to those of currently available diabetes drugs and expand treatment options
- Additional research on the clinical effects of TTP399 in a larger clinical trial is needed to confirm these promising results